Exhibit 3.1

ENDORSED - FILED in the office of the Secretary of State of the State of California AUG – 5 2005

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

Basin Water, Inc.

The undersigned certify that:

1. They are the president and secretary, respectively, of Basin Water, Inc., a California corporation.

2. The articles of incorporation of the corporation, as amended to the date of the filing of this certificate, including amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the Corporations Code), are restated as follows:

ONE	The name of this corporation is: Basin Water, Inc.

TWO	The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE	This corporation is authorized to issue two (2) classes of shares to be designated “Common Shares” and “Preferred Shares,” and referred to herein as Common Shares and Preferred Shares, respectively. The number of authorized Common Shares is forty million (40,000,000) and the number of authorized Preferred Shares is eleven million (11,000,000). On amendment of this Article Three: each outstanding share of Common Shares remains classified as one (1) Common Share; each outstanding share of Preferred Series A Shares remains classified as one (1) Preferred Series A Share; and each outstanding share of Preferred Series B Shares remains classified as one (1) Preferred Series B Share.

(a) The Preferred Shares may be issued from time to time in two (2) series. The two (2) series shall be designated as and consist of the numbers of shares set forth below:

Designation	Shares
Preferred Series A Shares	6,000,000
Preferred Series B Shares	5,000,000

(b) The Preferred Series A Shares shall have the following rights, preferences and privileges:

3.1.1 Conversion. The Preferred Series A Shares shall automatically convert into shares of Common Shares of the corporation, in the event of either an initial public offering (“IPO”) or a sale, merger, consolidation, tender offer, business combination or similar transaction involving the majority of the business assets or stock of the corporation (a “Sale”). The Preferred Series A Shares shall convert on a share for share basis into Common Shares at an initial conversion price equal to Four Dollars ($4.00) per share (the “Series A Conversion Price”). The Series A Conversion Price is subject to adjustment upon the occurrence of a merger, acquisition, reorganization, consolidation, reclassification, stock dividend or stock split which will result in an increase or decrease in the number of shares of Common Shares outstanding (collectively the “Adjustment Event”) and upon the issuance of equity securities by the corporation at a price or conversion price that is less than the Series A Conversion Price. The number of Common Shares that a shareholder of Preferred Series A Shares shall receive upon conversion shall be adjusted so that the shareholder shall have the right to receive, upon conversion, the number of shares of Common Shares or other capital stock of the corporation which the shareholder of Preferred Series A Shares would have owned immediately following such Adjustment Event, had such Preferred Series A Shares been converted immediately prior to such Adjustment Event.

The Preferred Series A Shares shall be convertible at any time at the option of the shareholder into shares of Common Shares of the corporation on a share-for-share basis (the “Series A Conversion Ratio”). The Preferred Series A Shares will automatically convert into shares of Common Shares of the corporation in the event of an IPO with an aggregate price to the public of at least Ten Million Dollars ($10,000,000.00) or a Sale. The Series A Conversion Ratio is subject to adjustment upon (a) an Adjustment Event (occurring after August, 2002), or (b) the occurrence of an issuance of Common Shares, any securities convertible into Common Shares, any rights, options (other than employee stock options) or warrants to purchase Common Shares, in each case for a price per share or entitling the shareholders thereof to purchase Common Shares at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the corporation in consideration of the issuance or sale of such securities plus the total consideration, if any, payable to the corporation upon exercise or conversion thereof (the “Total Consideration”) by (ii) the number of additional shares of Common Shares issuable upon exercise or conversion of such securities) which is LESS than the Series A Conversion Price in effect on the date of such issuance or sale; the Series A Conversion Price shall be adjusted as of the date of such issuance or sale by multiplying the Series A Conversion Price then in effect by a fraction, the numerator (x) of which shall be calculated by taking the sum of (A) the fully diluted number of shares of Common Shares outstanding on the record date of such issuance or sale, plus (B) the Total Consideration divided by the current Series A Conversion Price, and the denominator (y) of which shall be the fully diluted number of shares of Common Shares outstanding on the record date of such issuance or sale, plus the maximum number of additional shares of Common Shares issued, sold or issuable upon exercise or conversion of such securities. The Series A Conversion Ratio in effect at the time that an investor elects to convert his Preferred Series A Shares is determined by dividing Four Dollars ($4.00) by the Series A Conversion Price, as adjusted above.

3.1.2 Maturity. In the event that the Preferred Series A Shares have not been converted within ten (10) years from the date of first issuance of any Preferred Series A Shares, the corporation shall redeem all of the then outstanding Preferred Series A Shares, payable at $4.00 per share (the “Redemption Price”), from funds legally available therefor. If, because sufficient funds are not legally available, the corporation shall fail to redeem the full number of Preferred Series A Shares required to be redeemed, the corporation shall redeem such Preferred Series A Shares as soon as funds are legally available and such delayed redemption shall be considered a satisfaction of the corporation’s obligation to redeem. Any redemption effected pursuant to this Section 3.1.2 shall be made on a pro-rata basis among the holders of Preferred Series A Shares in proportion to the number of Preferred Series A Shares held by them.

At least twenty (20) days’ previous notice by mail, postage prepaid, shall be given to the shareholders of record of the Preferred Series A Shares to be redeemed, such notice to be addressed to each such shareholder at the address of such shareholder appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the corporation is located. Such notice shall state the date fixed for redemption and the Redemption Price and shall call upon such shareholder to surrender to the corporation on said date at the place designated in the notice such shareholder’s certificate or certificates representing the Preferred Series A Shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each shareholder of the Preferred Series A Shares called for redemption shall surrender the certificate evidencing such Preferred Series A Shares to the corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price, together with accrued and unpaid dividends, if any, to the date fixed for redemption. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then, notwithstanding that the certificate evidencing any of the Preferred Series A Shares so called for redemption shall not have been surrendered, the dividends, if any, with respect to the Preferred Series A Shares so called for redemption shall forthwith after such date cease to accrue and all other rights pertaining to such Preferred Series A Shares shall terminate, except only the right of the shareholders to receive the Redemption Price together with accrued and unpaid dividends, if any, to the date fixed for redemption, without interest, upon surrender of their certificate therefor.

3.1.3 Voting. The shareholders of the Preferred Series A Shares will have the right at all meetings of the shareholders of the corporation to that number of votes equal to the number of shares of Common Shares issuable upon conversion of the Preferred Series A Shares. The approval of a majority of the outstanding Preferred Series A Shares will be required to (a) approve any equity securities issued by the corporation that are senior to the Preferred Series A Shares with respect to voting, liquidation or dividends and (b) approve any alteration or change to the rights, preferences or privileges of the Preferred Series A Shares. Unless otherwise provided above or required by applicable law, the shareholders of the Preferred Series A Shares will be entitled to vote together with the shareholders of the Common Shares and not as a separate class.

3.1.4 Dividends. No dividend or distribution, as the case may be, may be declared on any junior stock unless a dividend or distribution, as the case may be, is declared on the Preferred Series A Shares in an amount per share equal to: (a) the amount of the dividend or distribution per share of junior stock (or per share of Common Shares which such junior stock is then convertible, as the case may be); multiplied by (b) the number of shares of Common Shares into which one share of the Preferred Series A Shares is then convertible. Notwithstanding the foregoing, the corporation shall not declare any dividend or distribution on any junior stock unless and until a special dividend or distribution equal to the per share Series A Liquidation Amount (subject to appropriate adjustment to reflect any stock split, combination, reclassification, or reorganization of the Preferred Series A Shares) has been declared on the Preferred Series A Shares. Such special dividend or distribution shall not, however, be deemed to be declared, accrued or due until action to declare the same is duly taken.

3.1.5 Liquidation. In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary (a “Liquidation Event”), after payment or provision for payment of the debts and other liabilities of the corporation, subject to the prior and superior rights of the shareholders of any shares of any series or class of capital stock ranking prior and superior to the Preferred Series A Shares with respect to liquidation, shareholders of the Preferred Series A Shares will receive, pro rata (on the basis of the number of Preferred Series A Shares then outstanding), prior and in preference to the shareholders of any junior stock, but pari passu with shares of Preferred Shares ranking on a parity with the Preferred Series A Shares (on the basis of the relative liquidation amounts for such series), the greater of: (a) the Series A Conversion Price (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Preferred Series A Shares) per share plus declared but unpaid dividends or distributions (other than dividends or distributions in respect of the Series A Liquidation Amount) on the Preferred Series A Shares, if any (collectively, the “Series A Liquidation Amount”); and (b) the Series A Shared Allocation Amount. “Series A Shared Allocation Amount” shall mean the amount that the shareholders of Preferred Series A Shares would be entitled to receive if such shareholders of Preferred Series A Shares, other series of Preferred Shares, Common Shares, and any other securities convertible into, exercisable for, or exchangeable for, Common Shares, shared the assets of the corporation available for distribution to its shareholders pro rata based on the relationship that the number of shares of outstanding Common Shares issuable upon the conversion of all Preferred Series A Shares bears to the total number of shares of outstanding Common Shares on a fully diluted basis.

If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the shareholders of the Preferred Series A Shares shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the corporation to be distributed shall be so distributed ratably to the shareholders of the Preferred Series A Shares and any shares of Preferred Shares ranking on a parity with the Preferred Series A Shares. A Sale shall be considered a Liquidation Event.

(c) The Preferred Series B Shares shall have the following rights, preferences and privileges:

3.2.1 Conversion. The Preferred Series B Shares shall automatically convert into shares of Common Shares of the corporation, in the event of either an IPO or a Sale. The Preferred Series B Shares shall convert on a share for share basis into Common Shares at an initial conversion price equal to Four Dollars ($4.00) per share (the “Series B Conversion Price”). The Series B Conversion Price is also subject to adjustment upon the occurrence of an Adjustment Event and upon the issuance of equity securities by the corporation at a price or conversion price that is less than the Series B Conversion Price. The number of Common Shares that a shareholder of Preferred Series B Shares shall receive upon conversion shall be adjusted so that the shareholder shall have the right to receive, upon conversion, the number of shares of Common Shares or other capital stock of the corporation which the shareholder of Preferred Series B Shares would have owned immediately following such Adjustment Event, had such Preferred Series B Shares been converted immediately prior to such Adjustment Event.

The Preferred Series B Shares shall be convertible at any time at the option of the shareholder into shares of Common Shares of the corporation on a share-for-share basis (the “Series B Conversion Ratio”). The Preferred Series B Shares will automatically convert into shares of Common Shares of the corporation in the event of an IPO with an aggregate price to the public of at least Ten Million Dollars ($10,000,000.00) or a Sale. The Series B Conversion Ratio is subject to adjustment upon (a) an Adjustment Event (occurring after August, 2002), or (b) the occurrence of an issuance of Common Shares, any securities convertible into Common Shares, any rights, options (other than employee stock options) or warrants to purchase Common Shares, in each case for a price per share or entitling the shareholders thereof to purchase Common Shares at a price per share (determined by dividing (i) the Total Consideration by (ii) the number of additional shares of Common Shares issuable upon exercise or conversion of such securities) which is LESS than the Series B Conversion Price in effect on the date of such issuance or sale; the Series B Conversion Price shall be adjusted as of the date of such issuance or sale by multiplying the Series B Conversion Price then in effect by a fraction, the numerator (x) of which shall be calculated by taking the sum of (A) the fully diluted number of shares of Common Shares outstanding on the record date of such issuance or sale, plus (B) the Total Consideration divided by the current Series B Conversion Price, and the denominator (y) of which shall be the fully diluted number of shares of Common Shares outstanding on the record date of such issuance or sale, plus the maximum number of additional shares of Common Shares issued, sold or issuable upon exercise or conversion of such securities. The Series B Conversion Ratio in effect at the time that an investor elects to convert his Preferred Series B Shares is determined by dividing Four Dollars ($ 4.00) by the Series B Conversion Price, as adjusted above.

3.2.2 Maturity. In the event that the Preferred Series B Shares have not been converted within ten (10) years from the date of first issuance of any Preferred Series B Shares, the corporation shall redeem all of the then outstanding Preferred Series B Shares, payable at the Redemption Price, from funds legally available therefor. If, because sufficient funds are not legally available, the corporations shall fail to redeem the full number of Preferred Series B Shares required to be redeemed, the corporation shall redeem such shares as soon as funds are legally available and such delayed redemption shall be considered a satisfaction of the corporation’s obligation to redeem. Any redemption effected pursuant to this Section 3.2.2 shall be made on a pro-rata basis among the holders of Preferred Series B Shares in proportion to the number of Preferred Series B Shares held by them.

At least twenty (20) days’ previous notice by mail, postage prepaid, shall be given to the shareholders of record of the Preferred Series B Shares to be redeemed, such notice to be addressed to each such shareholder at the address of such shareholder appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the corporation is located. Such notice shall state the date fixed for redemption and the Redemption Price and shall call upon such shareholder to surrender to the corporation on said date at the place designated in the notice such shareholder’s certificate or certificates representing the Preferred Series B Shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each shareholder of Preferred Series B Shares called for redemption shall surrender the certificate evidencing such Preferred Series B Shares to the corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price, together with accrued and unpaid dividends, if any, to the date fixed for redemption. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then, notwithstanding that the certificate evidencing any of the Preferred Series B Shares so called for redemption shall not have been surrendered, the dividends, if any, with respect to the Preferred Series B Shares so called for redemption shall forthwith after such date cease to accrue and all other rights pertaining to such Preferred Series B Shares shall terminate, except only the right of the shareholders to receive the Redemption Price together with accrued and unpaid dividends, if any, to the date fixed for redemption, without interest, upon surrender of their certificate therefor.

3.2.3 Voting. The shareholders of the Preferred Series B Shares will have the right at all meetings of the shareholders of the corporation to that number of votes equal to the number of shares of Common Shares issuable upon conversion of the Preferred Series B Shares. The approval of a majority of the outstanding shares of the Preferred Series B Shares will be required to (a) approve any equity securities issued by the corporation that are senior to the Preferred Series B Shares with respect to voting, liquidation or dividends and (b) approve any alteration or change to the rights, preferences or privileges of the Preferred Series B Shares. Unless otherwise provided above or required by applicable law, the shareholders of the Preferred Series B Shares will be entitled to vote together with the shareholders of the Common Shares and not as a separate class.

3.2.4 Dividends. No dividend or distribution, as the case may be, may be declared on any junior stock unless a dividend or distribution, as the case may be, is declared on the Preferred Series B Shares in an amount per share equal to (a) the amount of the dividend or distribution per share of junior stock (or per share of Common Shares which such junior stock is then convertible, as the case may be) multiplied by (b) the number of shares of Common Shares into which one share of Preferred Series B Shares is then convertible. Notwithstanding the foregoing, the corporation shall not declare any dividend or distribution on any junior stock unless and until a special dividend or distribution equal to the per share Series B Liquidation Amount (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Preferred Series B Shares) has been declared on the Preferred Series B Shares. Such special dividend or distribution shall not, however, be deemed to be declared, accrued or due until action to declare the same is duly taken.

3.2.5 Liquidation. In the event of a Liquidation Event, after payment or provision for payment of the debts and other liabilities of the corporation, subject to the prior and superior rights of the shareholders of any shares of any series or class of capital stock ranking prior and superior to the shares of the Preferred Series B Shares with respect to liquidation, shareholders of the Preferred Series B Shares will rank pari passu with the Preferred Series A Shares and will receive, pro rata (on the basis of the number of shares of Preferred Series B Shares then outstanding), prior and in preference to the shareholders of any junior stock, but pari passu with shares of Preferred Shares ranking on a parity with the Preferred Series B Shares (on the bases of the relative liquidation amounts for each such series), the greater of (a) $4.00 (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Preferred Series B Shares) per share plus declared but unpaid dividends or distributions (other than dividends or distributions in respect of the Series B Liquidation Amount) on the Preferred Series B Shares, if any (collectively, the “Series B Liquidation Amount”) and (b) the Series B Shared Allocation Amount. “Series B Shared Allocation Amount” shall mean the amount that the shareholders of Preferred Series B Shares would be entitled to receive if such shareholders of Preferred Series B Shares, other series of Preferred Shares, Common Shares, and any other securities convertible into, exercisable for, or exchangeable for, Common Shares shared the assets of the corporation available for distribution to its shareholders pro rata based on the relationship that the number of shares of outstanding Common Shares issuable upon the conversion of all shares of Preferred Series B Shares bears to the total number of shares of outstanding Common Shares on a fully diluted basis.

If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the shareholders of the Preferred Series B Shares shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the corporation to be distributed shall be so distributed ratably to the shareholders of the Preferred Series B Shares and any shares of Preferred Shares ranking on a parity with the Preferred Series B Shares. A Sale shall be considered a Liquidation Event.

FOUR	The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIVE	The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

3. The foregoing amended and restated articles of incorporation have been duly approved by the board of directors.

4. The foregoing amendment and restatement of Articles of Incorporation (other than omissions required by Section 910 of the Corporations Code) has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding Common Shares of the corporation is 9,751,045.38. The total number of outstanding Preferred Series A Shares of the corporation is 627,500. The total number of outstanding Preferred Series B Shares of the corporation is 1,734,125. The number of shares of each class of stock voting in favor of the amendments equaled or exceeded the vote required. The percentage vote required for the approval of the amendments was more than 50%. The percentage vote required for the approval of the amendments was more than 50% of the Common Shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 7.15.05

Executed in San Diego, California.

Peter L. Jensen, President

Keith R. Solar, Secretary

9